UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2009

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200

_____________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 1.01	Entry Into a Material Definitive Agreement

On May 27, 2009, Modine Manufacturing Company (“Modine” or the “Company”) entered into Equity Transfer Agreements with Chen Jing Xi and SongZ Automobile Air Conditioning Co., Ltd. pursuant to which Modine will sell its entire interest in the joint venture, Anhui Jianghuai Modine Climate Control Co., Ltd., for approximately RMB 36 million.  The closing of the transaction is conditioned upon receipt of governmental approvals.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By:	/s/ Thomas A. Burke
Thomas A. Burke
President and Chief Executive Officer

By:	/s/ Margaret C. Kelsey
Margaret C. Kelsey
Vice President – Corporate Development and General Counsel and Secretary

Date:  June 2, 2009